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                                    Exhibit 4

                                         Translated from the original in French

                                 LOAN AGREEMENT


Between the Undersigned:

The BANQUE TARNEAUD, SA, with a capital amounting to 21,172,976 Euros, headquartered at 2 and 6, rue Turgot, 87011 Limoges cedex, Corporate and Trade Register No. 754-500-551 LIMOGES; Represented by Acting as

The BANQUE NATIONALE DE PARIS, with a capital of 873,955,200 Euros, headquartered at 16 boulevard des Italiens, 75009 Paris, Corporate and Trade Register No. 662-042-449 PARIS; Represented by Mr. Jimmy Aivazis; Acting in his capacity of Branch Director of the Banque Nationale de Paris in Dordogne;

Hereafter referred to as "the Banks";

                                ON THE ONE HAND;
And the SA ESCAPADE Company, with a capital of FF 250,000, Corporate and Trade Register No. 384-486-601 Perigueux, headquartered in Le Petit Gue, 24800 Nantheuil de Thiviers, represented by its CEO, Mr. Thierry Civetta;

Hereafter referred to as "the Client," without affecting the joint and several liability of the borrowers should there be several of them;

                               ON THE OTHER HAND;
THE FOLLOWING HAS BEEN CONVENED AND AGREED UPON:
The Banks agree to lend to the Client, without any solidarity between them, a total amount of FF 14,800,000, to assist the Client in financing the acquisition of 49% of the shares of SA LA THIBERIENNE ETS FARGEOT ET CIE.

SPECIFICATIONS OF THE LOANS GRANTED BY THE BANQUE TARNEAUD

FIRST PART:
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Amount:                                          FF 3,700,000
Term:                                            Seven (7) years
Starting Date:                                   5 Jan 2000
Capital Reimbursement Modalities:                27 quarterly installments of
                                                 FF 132,200 and one quarterly
                                                 installment of FF 130,600
First Due Date:                                  5 Apr 2000
Last Due Date:                                   5 Jan 2007
Administrative Costs:                            FF 18,090 all taxes included,
                                                 including FF 3,090 in VAT
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The Client shall execute promissory notes at maximum 90 days, payable to the
Banque Tarneaud, domiciled at the Banque Tarneaud Branch where the Client has his account. These notes shall be renewable for the same amount and for the duration of the credit opened, taking into account the capital amortization indicated above.

The amount of the note shall be credited to the account opened in the Client's name.

At each due date, the note due shall be charged to said account and shall be renewed.

Interest rate: The notes shall be cashed at three months at the EURIBOR rate (or any other equivalent index substituted for it), plus 1% per year (advance agio).

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By way of indication, the EURIBOR rate at three months on 9/21/1999 was 2.68%
per year.

Assuming that the index would cease to be published or would disappear before the entire reimbursement of the Credit, a replacement index shall be substituted, provided it has been anticipated. The lack of a replacement index shall in no way authorize the Client to delay his payment of the interests, and said interests must be settled based on the most recent applicable rate and shall be revised at the latest on the last reimbursement due date and retroactively once the replacement index is known.

                                 COMMITMENT FEE
Additionally, a 0.20% per year Commitment Fee shall be levied.

This Fee shall be subtracted and collected at the beginning of each quarter and in advance from the credit amount authorized for such period. The amounts levied shall be entirely and definitely acquired, even in case of prepayment during the quarter.

                              GLOBAL EFFECTIVE RATE
It must be noted that the global effective rate of aforementioned credit amounts to 4.02% per year, including interests, commissions and expenses linked to the Contract, taking into account the three-month EURIBOR rate on 09/21/1999. The usury threshold at the date of execution of the Agreement is 6.85% a year.

SECOND PART
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Amount:                                    FF 3,700,000
Term:                                      Seven years
Deductible Amount:                         None
Number of Reimbursements:                  28
Frequency:                                 Quarterly
Interest rate:                             5.50% per year
Installment Amount:                        FF 160,103.95
Starting Date:                             5 Jan 2000
First Due Date:                            5 Apr 2000
Last Due Date:                             5 Jan 2007
Administrative Expenses:                   FF 18,090 all taxes included,
                                           including FF 3,090 in VAT
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The Client agrees to pay the reimbursements indicated above to the Banque
Tarneaud. Each payment shall include, not only the reimbursement of a fraction of the capital, but also the interests on the remaining capital due for the period according to the amortization schedule, a copy of which shall be given to the Client.

                              GLOBAL EFFECTIVE RATE
It must be noted that the global effective rate of aforementioned credit amounts to 5.61% per year, including interests, commissions and expenses linked to the Agreement. The usury threshold at the date of execution of the Agreement is 7.53% a year.

SPECIFICATIONS OF THE LOANS GRANTED BY THE BANQUE NATIONALE DE PARIS

FIRST PART:
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Amount:                                    FF 3,700,000
Term:                                      Seven (7) years
Starting Date:                             5 Jan 2000
Capital Reimbursement Modalities:          27 quarterly installments of
                                           FF 132,200 and one quarterly
                                           installment of FF 130,600
First Due Date:                            5 Apr 2000
Last Due Date:                             5 Jan 2007
Administrative Costs:                      FF 15,075 all taxes included,
                                           including FF 2,575 in VAT
--------------------------------------------------------------------------------

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The Client shall execute promissory notes at maximum 90 days, payable to the
Banque Nationale de Paris domiciled at the branch of the Banque Nationale de Paris where the Client has his account. These notes shall be renewable for the same amount and for the duration of the credit opened, taking into account the capital amortization indicated above.

The amount of the note shall be credited to the account opened in the Client's name.

At each due date, the note due shall be charged to said account and shall be renewed.

Interest rate: The notes shall be cashed at three months at the EURIBOR rate (or any other equivalent index substituted for it), plus 1% per year (advance agio).

By way of indication, the EURIBOR rate at three months on 9/21/1999 was 2.68% per year.

Assuming that the index would cease to be published or would disappear before the entire reimbursement of the Credit, a replacement index shall be substituted, provided it has been anticipated. The lack of a replacement index shall in no way authorize the Client to delay his payment of the interests, and said interests must be settled based on the most recent applicable rate and shall be revised at the latest on the last reimbursement due date and retroactively once the replacement index is known.

                                 COMMITMENT FEE
Additionally, a 0.20% per year Commitment Fee shall be levied.

This Fee shall be subtracted and collected at the beginning of each quarter and in advance from the credit amount authorized for such period. The amounts levied shall be entirely and definitely acquired, even in case of prepayment during the quarter.

                              GLOBAL EFFECTIVE RATE
It must be noted that the global effective rate of aforementioned credit amounts to 4.01% per year, including interests, commissions and expenses linked to the Contract, taking into account the three-month EURIBOR rate on 09/21/1999. The usury threshold at the date of execution of the Agreement is 6.85% a year.

SECOND PART
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Amount:                                    FF 3,700,000
Term:                                      Seven years
Deductible Amount:                         None
Number of Reimbursements:                  28
Frequency:                                 Quarterly
Interest rate:                             5.50% per year
Installment Amount:                        FF 160,103.95
Starting Date:                             5 Jan 2000
First Due Date:                            5 Apr 2000
Last Due Date:                             5 Jan 2007
Administrative Expenses:                   FF 15,075 all taxes included,
                                           including FF 2,575 in VAT
--------------------------------------------------------------------------------

The Client agrees to pay the reimbursements indicated above to the Banque Nationale de Paris. Each payment shall include, not only the reimbursement of a fraction of the capital, but also the interests on the remaining capital due for the period according to the amortization schedule, a copy of which shall be given to the Client.

                              GLOBAL EFFECTIVE RATE
It must be noted that the global effective rate of aforementioned credit amounts to 5.630% per year, including interests, commissions and expenses linked to the Agreement. The usury threshold at the date of execution of the Agreement is 7.53% a year.

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GENERAL LENDING CONDITIONS
The Client hereby irrevocably authorizes the Banks to withdraw the necessary funds from its account on each reimbursement due date without preliminary notice or the need to draw up a debit note.

Any extension of one or several due dates possibly granted by the Banks must be recorded in a rider to this Agreement. Interest on arrears shall be demanded on any amount that is still unpaid on the due date and has been the object of a rider, computed at the credit rate plus three percent per year and charged on the entire unpaid amount.

UNPAID AMOUNTS - LATE PENALTY
In case of non-payment of one of the installments stipulated above, independent from the acceleration of maturity clause mentioned hereafter, an additional three percent shall be added to the interest rate to be levied on the outstanding principal amount as of the starting date of the unpaid installments.

This provision cannot detract from the payability and consequently count as an agreement to delay the settlement.

To these late penalties shall be added the tax on services performed, and, if applicable, all other taxes possibly due in the future as well as all commissions or increases generally decided upon by the Conseil national du credit or any other body with regulative jurisdiction.

In case of non-payment of one single installment, an event of default shall rightfully be declared and the total amount of all future installments shall be immediately payable.

EXCLUSION OF THE CLIENT'S CURRENT ACCOUNT
The transactions resulting from the execution of this loan are excluded from any current account(s) the Client has or could have with the Banks. The account kept at each Bank in view of keeping track of the transactions carried out at the Bank to implement the loan shall be a simple accounting instrument and shall have no effect on the current account.

DESTINATION OF FUNDS
The Banks may, at any time, request all justifications necessary to control the use of the funds but do not have to verify their application.

Should the Banks discover that the funds have been used for a purpose other than the one mentioned above, they may, but are not required to, end the loan and demand the reimbursement of the borrowed funds.

ACCELERATION OF MATURITY
All sums still due in principal, interests and accessories shall be immediately and rightfully due without any preliminary notice:

- In case of bankruptcy, insolvency, legal redress or liquidation by order of court, cessation of business, Client's failure to pay, death of the insured person (when applicable). In one of the above cases, all outstanding installments due shall be rightfully expected to be prepaid.

The Client must warn the Banks of his intention to effect a prepayment at least ten days before the payment, indicating the amount.

For any prepayment, the Banks shall charge a compensation equal to 1.5% of the prepaid capital.

For any modification of the rate or term of this credit requested by the Client, the Banks shall charge an indemnity as provided for in the clause entitled "Possibility of early release," as well as the administrative expenses according to the rates listed in their General Conditions.

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REQUIRED COMMUNICATIONS TO THE BANKS
As long as the Client is a debtor pursuant to this Agreement, he must:

1. Communicate to the Banks within a 15-day term all facts that are susceptible to seriously affect the importance or the value of his assets or to considerably increase the breadth of his commitments;

2. On December 31 of each year, deliver to the Banks a statement certifying that he is up-to-date in his payments of direct or indirect taxation and the state and city taxes payable by him, as well as of all social charges. If necessary and upon simple request, the Banks should be able to receive confirmation of these payments of said taxes and charges from the collection services and Social Security office.

NON-RENEWAL CLAUSE
The guarantees under the provisions of this Agreement are granted and accepted without any renewal but are formally subject to all rights and actions of the Banks with regard to the Client.

They shall in no way prejudice these rights and actions and cannot affect the nature and extent of all commitments and all real or personal guarantees that the Client or any other third party may take out or deliver to the Banks.

SWITCHING TO SINGLE CURRENCY
As needed and in conformance with the general principles of monetary law, monetary debts denominated and/or payable in the currency of a country that is a member of the European Community (National Monetary Unit) pursuant to this Agreement shall rightfully be considered as denominated and/or payable in European Single Currency when the National Monetary Unit shall have ceased to exist or, more generally, shall have been replaced by the European Single Currency according to the applicable community and/or national regulations.

FINANCIAL INSTRUMENT ACCOUNT COLLATERAL
A financial instrument account collateral equal to FF 14,800,000 must accompany this credit.

- 1980 shares issued by SA LA THIBERIENNE ETS FARGEOT ET CIE., with a capital of FF 2,000,000, Corporate and Trade Register No. 681-980-165 Perigueux, headquartered at Le Petit Gue 24800 Thiviers.

This collateral shall be placed on record by an act under private writing signed separately from this Contract.

In case it is not possible to formalize this guarantee under the conditions provided for, the Banks may demand the accelerated redemption of all amounts due under this loan.

ASSIGNMENT OF A DEATH AND DISABILITY INSURANCE
Mr. Thierry CIVETTA agrees to assign to the benefit of the Banks a special death and disability insurance for ten million Francs (five million Francs per Bank) that he will take out with an insurance company of his choice, it being understood that the assigned amount may not be less than 67.5% of the outstanding credit during the entire term of the loan.

The Banks must receive a rider to this policy attesting this assignment.

In case it is not possible to formalize this assignment under the conditions provided for, the Banks may demand the accelerated redemption of all amounts due under this loan.

SPECIFIC CLAUSES
- The agreement of merger-absorption of SA LA THIBERIENNE ETS. FARGEOT ET CIE by SA MICHEL FARGEOT at the latest on 06/30/2000;

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-    A promise to place the SA MICHEL FARGEOT shares as collateral after the merger-absorption of SA LA THIBERIENNE ETS FARGEOT ET CIE;

- SA ESCAPADE is authorized to distribute dividends in case of partial use of the loan and subject to the respect of the financial covenants as defined hereafter:
     -    The net consolidated earnings must be at least FF 3,000,000
     -    The distribution must be less than 25% of the net earnings

EXPENSES
The Client recognizes that any amendment of this credit that would require a rider shall force the Banks to levy administrative charges according to the rates that are listed in their General Conditions and are valid at the time the rider is being drawn up.

The Client agrees to pay all charges and rights linked to this document as well as all possible charges and rights linked to its execution.

The Agreement is governed by the laws of France.

The competent courts of Limoges have jurisdiction with respect to the execution of this Agreement.

Drawn up in Limoges on 21 Jan 2000, in as many copies as there are Parties.

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            THE CLIENT                                        THE BANKS

"Good for FF 14,800,000 (in numbers and in letters)
and good for agreement according to the preceding       [Illegible signature]
terms."
Signature and commercial stamp.                              Jimmy AIVAZIS
[Same text as above, but handwritten]
[Illegible signature]
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